PAMRAPO BANCORP REPORTS SECOND QUARTER RESULTS

Bayonne, N.J., July 28, 2004 — Pamrapo Bancorp, Inc. (Nasdaq: PBCI) today reported net income for the second quarter ended June 30, 2004.

Net Income for the second quarter of 2004 amounted to $1.965 million or 40 cents per share, as compared with $1.864 million, or 36 cents per share in the second quarter of 2003. The basic weighted average number of shares outstanding during the 2004 and 2003 periods was 4.975 million and 5.131 million, respectively.

Net Income for the six months ended June 30, 2004 amounted to $3.912 million, or 79 cents per share, as compared with $3.711 million, or 72 cents per share for the same period a year ago. The basic weighted average number of shares outstanding during the 2004 and 2003 periods was 4.975 million and 5.138 million, respectively.

Pamrapo book value per share at June 30, 2004 was $10.68

Pamrapo Bancorp is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operate nine branch office in Bayonne, Fort Lee, Hoboken and Monroe, New Jersey.

CONTACT

Robert A. Hughes, CPA, Vice President

201-339-4600

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

	Quarter ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Interest Income:
Loans	$6,116	$6,658	$12,249	$13,589
Mortgage-backed securities	2,553	2,381	5,006	4,505
Investments and other interest-earning assets	259	273	502	562

Total interest income	8,928	9,312	17,757	18,656

Interest expense:
Deposits	2,005	2,585	4,029	5,209
Advances and other borrowed money	782	968	1,581	1,967

Total interest expense	2,788	3,553	5,610	7,176

Net interest income	6,140	5,759	12,147	11,480
Provision for loan losses	10	30	20	60

Net interest income after provision for loan losses	6,130	5,729	12,127	11,420

Non-interest income:
Fees and service charges	332	384	653	726
Miscellaneous	321	283	612	513

Total non-interest income	653	667	1,265	1,239

Non-interest expenses:
Salaries and employee benefits	1,926	1,722	3,852	3,437
Net occupancy expense of premises	247	269	495	530
Equipment	315	309	619	671
Advertising	33	36	95	80
Miscellaneous	969	933	1,795	1,707

Total non-interest expenses	3,490	3,269	6,856	6,425

Income before income taxes	3,293	3,127	6,536	6,234
Income taxes	1,328	1,263	2,624	2,523

Net Income	$1,965	$1,864	$3,912	$3,711

Basic earnings per common share	$.40	$.36	$.79	$.72

Diluted earnings per common share	$.39	$.36	$.78	$.72

Dividends per common share	$.21	$.20	$.42	$.40

Weighted average number of common shares and common stock equivalents outstanding:
Basic	4,975	5,131	4,975	5,138

Diluted	4,997	5,131	5,000	5,138

PAMRAPO BANCORP, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

(Unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Cash and amounts due from depository institutions	$7,480	$10,126
Securities available for sale	3,741	3,922
Investment securities held to maturity	9,368	9,422
Mortgage-backed securities held to maturity	222,997	218,418
Loans receivable	383,031	378,641
Premises and equipment	3,928	4,093
Investment in real estate	126	130
Federal Home Loan Bank of New York stock, at cost	5,152	4,744
Interest receivable	2,844	2,838
Other assets	5,053	4,561

Total assets	$643,720	$636,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$496,588	$492,161
Advances from Federal Home Loan Bank of N.Y	87,000	87,000
Other borrowed money	101	118
Advance payment by borrowers for taxes, insurance	3,107	3,496
Other liabilities	3,805	2,797

Total liabilities	$590,601	$585,572

Stockholders’ equity:
Common stock; par value $.01; authorized: 25,000,000 Shares; 6,900,000 shares issued; 4,974,913/ 4,974,313 shares outstanding.	69	69
Paid-in capital in excess of par value	19,001	18,957
Retained earnings – substantially restricted	56,444	54,622
Accumulated other comprehensive income – net	235	243
Treasury stock at cost 1,925,087/1,925,687 shares	(22,630)	(22,568)

Total stockholder’s equity	$53,119	$51,323

Total liabilities and stockholders’ equity	$643,720	$636,895